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                                                                     EXHIBIT 4.1



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                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                            9 1/8% Senior Notes due 2011



                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of December 20, 2001

                                       to

                      Indenture Dated as of January 1, 1991


                               JPMORGAN CHASE BANK
          (successor by merger to Manufacturers Hanover Trust Company),

                                     Trustee


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                                TABLE OF CONTENTS


Article I APPLICATION OF SUPPLEMENTAL INDENTURE  AND CREATION OF 9 1/8%
          SENIOR NOTES DUE 2011................................................1


    Section 1.01 Application of this Supplemental Indenture....................1
    Section 1.02 Effect of Supplemental Indenture..............................2
    Section 1.03 Designation and Amount of Notes...............................2
    Section 1.04 Terms; Form of Security.......................................3
    Section 1.05 Payment of Principal and Interest.............................3
    Section 1.06 Ranking.......................................................4
    Section 1.07 Security Registrar and Paying Agent...........................4

Article II DEFINITIONS AND INCORPORATION BY REFERENCE..........................4

    Section 2.01 Definitions...................................................4
    Section 2.02 Other Definitions............................................24
    Section 2.03 Incorporation by Reference of Trust Indenture Act............24

Article III REDEMPTION........................................................25

    Section 3.01 Optional Redemption..........................................25
    Section 3.02 No Conditional Redemption....................................25

Article IV COVENANTS..........................................................26

    Section 4.01 Covenant Cancellation........................................26
    Section 4.02 Change of Control............................................26
    Section 4.03 Limitation on Asset Sales....................................28
    Section 4.04 Limitation on Restricted Payments............................31
    Section 4.05 Incurrence of Indebtedness and Issuance of Preferred Stock...34
    Section 4.06 Limitation on Liens..........................................35
    Section 4.07 Dividend and Other Payment Restrictions......................35
    Section 4.08 Limitation on Transactions with Affiliates...................37
    Section 4.09 Designation of Restricted and Unrestricted Subsidiaries......38
    Section 4.10 Limitation on the Company's Business.........................39
    Section 4.11 Statement by Officers as to Default..........................39
    Section 4.12 Further Instruments and Acts.................................39

Article V SUCCESSOR COMPANY...................................................39

    Section 5.01 Merger, Consolidation or Sale of Assets......................39
    Section 5.02 Successor Corporation Substituted............................40

Article VI DEFAULTS AND REMEDIES..............................................40

    Section 6.01 Events and Remedies..........................................41
    Section 6.02 Acceleration of Maturity.....................................43

Article VII DISCHARGE OF INDENTURE; DEFEASANCE................................43

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    Section 7.01 Discharge of Liability on the Notes..........................43
    Section 7.02 Additional Provisions Regarding Legal Defeasance and
                 Covenant Defeasance..........................................45
    Section 7.03 Conditions to Defeasance.....................................45
    Section 7.04 Application of Trust Money...................................47
    Section 7.05 Repayment to Company.........................................47
    Section 7.06 Indemnity for Government Securities..........................47
    Section 7.07 Reinstatement................................................47

Article VIII AMENDMENTS.......................................................47

    Section 8.01 Without Consent of Holders...................................47
    Section 8.02 With Consent of Holders......................................48

Article IX FUTURE SUBSIDIARY GUARANTEES.......................................49

    Section 9.01 Process for Future Subsidiary Guarantors.....................49
    Section 9.02 Subsidiary Guarantees........................................50
    Section 9.03 Execution and Delivery of Subsidiary Guarantee...............50
    Section 9.04 Subsidiary Guarantors May Consolidate, Etc., on Certain
                 Terms........................................................51
    Section 9.05 Release of Subsidiary Guarantees.............................51
    Section 9.06 Limitation on Subsidiary Guarantor Liability; Contribution...52
    Section 9.07 Waiver of Subrogation........................................53
    Section 9.08 No Suspension of Remedies....................................53
    Section 9.09 Obligations Reinstated.......................................53
    Section 9.10 No Obligation to Take Action Against the Company.............54
    Section 9.11 Dealing with the Company and Others..........................54

Article X MISCELLANEOUS.......................................................54

    Section 10.01 Trust Indenture Act Controls................................54
    Section 10.02 Notices.....................................................55
    Section 10.03 When Notes Disregarded......................................55
    Section 10.04 Rules by Trustee, Paying Agent and Security Registrar.......56
    Section 10.05 Payment on Business Days....................................56
    Section 10.06 Governing Law...............................................56
    Section 10.07 No Personal Liability of Directors, etc.....................56
    Section 10.08 Successors..................................................56
    Section 10.09 Multiple Originals..........................................56
    Section 10.10 Table of Contents; Headings.................................56
    Section 10.11 Not Responsible for Recitals or Issuance of Notes...........56
    Section 10.12 Adoption, Ratification and Confirmation.....................57

         EXHIBIT A  Form of Note
         EXHIBIT B  Form of Supplemental Indenture in connection
                    with Subsidiary Guarantee
         EXHIBIT C  Form of Notation on Note Relating to Subsidiary Guarantee


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         This SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture")
dated as of December 20, 2001, to the Indenture (the "Existing Indenture") dated as of January 1, 1991, between THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the "Company"), and JPMORGAN CHASE BANK, a New York corporation, successor by merger to Manufacturers Hanover Trust Company, as Trustee (the "Trustee") (the Existing Indenture as supplemented by this Supplemental Indenture, the "Indenture").

                                    RECITALS

         WHEREAS, the Company and the Trustee have heretofore executed and delivered the Existing Indenture to provide for the issuance of the Company's debt securities in one or more series;

         WHEREAS, Sections 201, 301 and 901 of the Existing Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Existing Indenture to provide for specific terms applicable to any series of Securities and to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series);

         WHEREAS, the Company desires to provide for the issuance of new series of debt securities to be designated as the 9 1/8% Senior Notes due 2011, and to set forth the terms that will be applicable thereto; and

         WHEREAS, all action on the part of the Company necessary to make this Supplemental Indenture a valid agreement of the Company and to authorize the issuance of the Notes under the Indenture (as supplemented hereby) has been duly taken;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      APPLICATION OF SUPPLEMENTAL INDENTURE
                  AND CREATION OF 9 1/8% SENIOR NOTES DUE 2011

Section 1.01   Application of this Supplemental Indenture.

         Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including the covenants and Events of Default set forth herein, are expressly and solely for the benefit of the 9 1/8% Senior Notes due 2011 (the "Notes"). The Notes constitute a series of Securities as provided in Section 301 of the Existing Indenture.


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Section 1.02   Effect of Supplemental Indenture.

         With respect to the Notes only, the Existing Indenture shall be supplemented pursuant to Sections 201, 301 and 901 thereof to establish the terms of the Notes as set forth in this Supplemental Indenture, including as follows:

         (a) The definitions set forth in Article One of the Existing Indenture shall be modified to the extent provided in Articles I and II of this Supplemental Indenture;

         (b) The forms and terms of the securities representing the Notes required to be established pursuant to Sections 201 and 301 of the Existing Indenture shall be established in accordance with Sections 1.03, 1.04, 1.05 and 1.06 of this Supplemental Indenture;

         (c)      The provisions of Article Four of the Existing Indenture and
                  Section 1010 of the Existing Indenture are deleted and replaced in their entirety by the provisions of Article VII of this Supplemental Indenture;

         (d) The provisions of Section 501 of the Existing Indenture and the first paragraph of Section 502 of the Existing Indenture regarding Events of Default are deleted as contemplated by
                  Section 301(15) of the Existing Indenture and are replaced in their entirety by the provisions of Article VI hereof;

         (e) The provisions of Article V hereof regarding merger and transfer of assets shall replace in their entirety the provisions of Article Eight of the Existing Indenture;

         (f) The provisions of Sections 901 and 902 of the Existing Indenture regarding supplemental indentures are replaced in their entirety by the provisions of Article VIII of this Supplemental Indenture;

         (g) The provisions of Article Ten of the Existing Indenture regarding certain covenants of the Company shall be supplemented and amended by the provisions of Article IV of this Supplemental Indenture; and

         (h) The provisions of Article Eleven of the Existing Indenture regarding redemption shall be supplemented by the provisions of Article III of this Supplemental Indenture.

Section 1.03      Designation and Amount of Notes.

         The Notes shall be known and designated as the "9 1/8% Senior Notes due 2011." The maximum aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is $400,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, Notes pursuant to Section 203, 304, 305, 306, 906 or 1107 of the Existing Indenture. The aggregate principal amount that shall be initially authenticated and delivered by the Trustee (the "Initial Notes") shall be an amount up to $275,000,000; the aggregate principal amount of additional Notes that may be authenticated and delivered under the Indenture on one or more occasions (the "Additional Notes") is $125,000,000 (the issuance of any Additional Notes being subject to compliance with Section 4.05 hereof).

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Section 1.04      Terms; Form of Security.

         The Initial Notes and the Additional Notes shall together constitute one series for purposes of the Existing Indenture and this Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company shall establish the terms of any Additional Notes by a Board Resolution in the manner set forth in Section 301 of the Existing Indenture. Notwithstanding the foregoing, the Notes are issuable in fully registered form as Global Securities (unless otherwise permitted by Section 2.03(c) of the Existing Indenture) without coupons and shall be in substantially the form of Exhibit A hereto. The Notes are not issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, by its execution and delivery of this Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of the Indenture (and which do not affect the rights, duties or immunities of the Trustee), or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed.

Section 1.05      Payment of Principal and Interest.

         The Notes shall mature, and the principal of the Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on December 15, 2011 (the Stated Maturity of principal of the Notes).

         The Notes shall bear interest at 9 1/8% per annum, from and including December 20, 2001 or from the most recent Interest Payment Date (defined below) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes shall be payable semiannually in arrears in U.S. Dollars on June 15 and December 15 of each year, commencing on June 15, 2002 (each such date, an "Interest Payment Date" for the purposes of the Notes under this Supplemental Indenture). Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on the June 1 or December 1, as the case may be, next preceding such Interest Payment Date (each such date, a "Regular Record Date" for the purposes of the Notes under this Supplemental Indenture).

         For so long as the Notes are represented by one or more Global Securities, all payments of principal and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Global Securities representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the accounts of the registered Holders thereof; provided, that the Company may elect to make such payments at the office of the Paying Agent in The City of New York; and provided further, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

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

         The Notes shall trade in the Depositary's Same-Day Funds Settlement System until Stated Maturity (or until they are subject to repurchase pursuant to Sections 4.02 or 4.03 hereof or acceleration pursuant to Article VI hereof) and secondary market trading activity in the Notes may be required by the Depositary to settle in immediately available funds.

         The Notes are subject to redemption by the Company in whole or in part in the manner described herein and shall not be subject to any sinking fund.

Section 1.06      Ranking.

         The Notes shall be general unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all senior indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company.

Section 1.07      Security Registrar and Paying Agent.

         The Company hereby initially appoints the Trustee as Paying Agent and Security Registrar for the Notes. The Company may change the Paying Agent and Security Registrar without prior notice to the Holders of the Notes, and the Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent or Security Registrar.

                                   ARTICLE II

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01      Definitions.

         (a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.

         (b) The following are definitions used in this Supplemental Indenture and to the extent that a term is defined both herein and in the Existing Indenture, the definition in this Supplemental Indenture shall govern with respect to the Notes.

         "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person that is not Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

         "Asset Sale" means:

         (1) the sale, lease, conveyance or other disposition of any assets or rights, other than in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and the Company's Restricted Subsidiaries taken as a whole will be governed by Section 5.01 hereof and not by Section 4.03 hereof; and

         (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of the Company's Restricted Subsidiaries.

         Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

         (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2,000,000;

         (2) a transfer of assets between or among the Company and the Company's Restricted Subsidiaries,

         (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

         (4) the sale or lease of real property, equipment, inventory, accounts receivable or other assets in the ordinary course of business (other than pursuant to a sale and leaseback) and the sale or other disposition of assets that have become obsolete or are no longer used or useful in the Company's business or the business of the Company's Restricted Subsidiaries, whether or not in the ordinary course of business;

         (5)      the sale or other disposition of cash or Cash Equivalents;

         (6) a Restricted Payment or Permitted Investment that is permitted by Section 4.04 hereof;

         (7)      the sale or disposition of any Restricted Investment;

         (8) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

         (9) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registration therefor and other similar intellectual property; and

         (10) sales of assets received as the result of the foreclosure upon a Lien.

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         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, (i) except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, and (ii) with respect to any "person" that is a Subsidiary of another Person other than an individual (with respect to such Subsidiary, the "Parent"), the Beneficial Owners of such Parent, and not the Parent itself, shall be deemed to be the Beneficial Owners of all securities held by such Parent. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

         (1) with respect to a corporation, the board of directors of the corporation;

         (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

         (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Borrowing Base Amount" means, with respect to the Company and the Company's Restricted Subsidiaries, 65% of the book value of inventories of the Company and the Company's Restricted Subsidiaries on a consolidated basis at the end of the most recent fiscal quarter preceding the date of determination for which financial statements are available.

         "Canadian Dollar" means the currency of Canada as at the time of payment is legal tender for the payment of public and private debts.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

         (1)      in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

         (1)      U.S. Dollars and Canadian Dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality of the United States or Canadian government (provided that the full faith and credit of the United States or Canada is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

         (3) obligations issued or fully guaranteed by any state of the United States or province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition and having a rating of either "A" or better from Standard & Poor's or Moody's or "A" from DBRS;

         (4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to a Credit Facility or with any United States or Canadian commercial bank having capital and surplus in excess of $500,000,000;

         (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
                  (2), (3) and (4) of this definition entered into with any financial institution meeting the qualifications specified in clause (4) of this definition;

         (6) commercial paper rated at least "P-2" by Moody's, at least "A-2" by Standard & Poor's or at least R-1 (low) from DBRS and in each case maturing within one year after the date of acquisition; and

         (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses
                  (1) through (6) of this definition.

         "Change of Control" means the occurrence of any of the following:

         (1) a person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Permitted Holders becomes the Beneficial Owner of Voting Stock representing more than (a) 35% of the voting power of the Company's outstanding Voting Stock and (b) the aggregate voting power of the Company's Voting Stock held by the Permitted Holders;

         (2) the Company consolidates with, or merges with or into, another Person or sells, transfers, conveys or disposes of, in one transaction or in a series of related transactions, all or substantially all of the Company's and the Company's Restricted Subsidiaries' assets taken as a whole to any person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than (a) a Permitted Holder, (b) in a transaction that results in the Beneficial Owners of the Company's Voting Stock immediately prior to such transaction Beneficially Owning at least 50% of the voting power of the Voting Stock of the surviving or transferee Person or (c) in a transaction that results in no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Permitted Holders becoming the Beneficial Owner of Voting Stock of the surviving or transferee Person representing more than (i) 35% of the voting power of the outstanding Voting Stock of such surviving or transferee Person and (ii) the aggregate voting power of the Voting Stock of such surviving or transferee Person held by the Permitted Holders; or

         (3) the first day on which a majority of the members of the Company's Board of Directors are not Continuing Directors.

         "Consolidated Assets" means, with respect to any specified Person as of any date of determination, the total amount of assets of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the most recent fiscal quarter preceding such date of determination for which financial statements for such Person are available.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

         (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

         (2) the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

         (3) the portion of Net Income attributable to minority interests in Restricted Subsidiaries (to the extent not included in calculating Consolidated Net Income) except to the extent that the declaration or payment of dividends or similar distributions with respect to that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; plus

         (4) depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income.

in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

         (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

         (3) the cumulative effect of a change in accounting principles will be excluded; and

         (4) the calculation of Consolidated Net Income will not give effect to, without duplication, any deduction for (A) any increased amortization, depreciation or cost of sales resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, (B) the amortization of any intangible assets (including amortization attributable to inventory write-ups, goodwill and financing costs), (C) any nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity, (D) any non-cash nonrecurring charge arising out of the restructuring or consolidation of the operations of any Persons or businesses either alone or together with such Person or any Restricted Subsidiary of such Person, and (E) any nonrecurring charge arising out of the permanent closure of facilities of such Person and its Restricted Subsidiaries during such period.

         "Continuing Directors" means, as of any date of determination, any member of the Company's Board of Directors who:

         (1) was a member of such Board of Directors (a) on the date of this Supplemental Indenture or (b) for at least two consecutive years; or

         (2) was nominated for election or elected to the Company's Board of Directors with the approval of a majority of the Continuing Directors who were members of the Company's Board of Directors at the time of such nomination or election or the affirmative vote of a majority of the voting strength of the Voting Stock of the Permitted Holders.

         "Control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "Controlling," "Controlled by" and "under common Control with" have correlative meanings.

         "Credit Agreement" means the Credit Agreement dated as of February 23, 2001, among the Company and certain of the Company's Subsidiaries, the lenders party thereto, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as U.S. administrative agent, JPMorgan Bank Canada (formerly known as The Chase Manhattan Bank of Canada), as Canadian administrative agent, and the other agents party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, waived, modified, renewed, refunded, replaced or refinanced from time to time.

         "Credit Facilities" means, one or more debt facilities or commercial paper facilities (together with all documents, instruments and agreements executed in connection therewith and Guarantees thereof and including, without limitation, the Credit Agreement), in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, waived, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Currency Hedging Obligations" means with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under any foreign exchange contract currency swap agreement or similar agreement, together with any Guarantees of such obligations by any Restricted Subsidiaries of such Person.

         "DBRS" means Dominion Bond Rating Service Limited.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the principal amount of the Notes becomes due and payable or, if earlier, on which there are no Notes outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that if a Change of Control or Asset Sale shall occur, the Company may not repurchase or redeem any such Capital Stock prior to satisfying any obligations the Company may have to make and consummate a Change of Control Offer or Asset Sale Offer, as the case may be. The amount of any Disqualified Stock outstanding as of any date will be the greater of (x) its liquidation preference and (y) any mandatory redemption payment obligations in respect of such Disqualified Stock.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any sale of Equity Interests (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of this Supplemental Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means Indebtedness of the Company and the Company's Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Supplemental Indenture.

         "Fall Away Event" means the Notes shall have achieved Investment Grade status and the Company delivers to the Trustee an Officers' Certificate certifying the satisfaction of such condition.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems any of its Disqualified Stock or any preferred stock of its Restricted Subsidiaries subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock of such Person or preferred stock of such Person's Restricted Subsidiaries, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

         (1) Investments and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the applicable period or subsequent to such period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the applicable period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis;

         (2) the Consolidated Cash Flow attributable to discontinued operations and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

         (3) the Fixed Charges attributable to discontinued operations, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         For purposes of making the computations referred to above, if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Interest Hedging Obligations applicable to such Indebtedness). For purposes of making the computations referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the weighted average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen or, if none, then based upon such optional rate chosen as the Company may designate. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (a) on a basis consistent with the requirements of Regulation S-X promulgated pursuant to the Securities Act or (b) who shall determine that the results of any pro forma adjustments either have been realized or that steps necessary for such realization have been taken or are reasonably expected to be taken within 90 days following the transaction underlying such pro forma calculation, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by such Person's Board of Directors of any closing) of any facility, as applicable; provided that such adjustments are set forth in an Officers' Certificate which states (1) the amount of such adjustment or adjustments, and (2) that such adjustment or adjustments are based on the reasonable good faith belief of the officers executing such Officers' Certificate at the time of such execution.

         "Fixed Charges" means, with respect to any specified Person or any of its Restricted Subsidiaries for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, Indebtedness commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, interest actually paid by such Person or its Restricted Subsidiaries under any Guarantee of Indebtedness or obligations of any other Person, and net of the effect of all payments made or received pursuant to Interest Hedging Obligations; provided that in no event shall any amortization of financing costs incurred in good faith be included in Fixed Charges; plus

         (2) all regular stated dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Disqualified Stock payable in such Person's Equity Interests (other than Disqualified Stock) or to such Person or its Restricted Subsidiaries; plus

         (3) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period.

         "Foreign Subsidiary" means any Restricted Subsidiary that was organized under the laws of a jurisdiction outside the United States.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the date of this Supplemental Indenture.

         "Government Securities" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

         (1)      in respect of borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) other than in respect of obligations constituting a trade payable that are satisfied within 90 days of incurrence;

         (3)      in respect of banker's acceptances;

         (4)      representing Capital Lease Obligations;

         (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (6) representing any Interest Hedging Obligations or Currency Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Interest Hedging Obligations and Currency Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) in an amount equal to the lesser of (x) the fair market value of the property subject to such Lien or (y) the accreted value of the Indebtedness so secured and, to the extent not otherwise included (but without duplication), the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

         (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

         (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

         "Interest Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and not for speculative purposes under:

         (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

         (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

together with any Guarantees of such obligations by any Restricted Subsidiary of such Person.

         "Investment Grade" means, with respect to the Notes, a credit rating of at least "Baa3" (or the equivalent) by Moody's, together with a rating of at least "BBB-" (or the equivalent) by Standard & Poor's; provided that neither of such rating or entities shall have announced a negative or similar outlook or announced or informed the Company that it is reviewing the rating of the Notes for possible downgrading of the rating thereof.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, and Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of any dividends in respect of Equity Interests, excluding, however:

         (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries;

         (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss); and

         (3) any non-cash items increasing such Net Income for such period, other than accrual of revenue in the ordinary course of business, together with any related provision for taxes on such non-cash items.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of the Company's Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive or Senior Vice President or the Principal Accounting Officer (so long as such Principal Accounting Officer is at least an Executive or Senior Vice President) of the Company.

         "Permitted Business" means the lines of business conducted by the Company and the Company's Restricted Subsidiaries on the date of the Supplemental Indenture and business incidental or reasonably related thereto or which is a reasonable extension thereof.

         "Permitted Debt" means:

         (1) the incurrence by the Company and any of the Company's Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Company's Restricted Subsidiaries thereunder) not to exceed (i) the greater of (x) $450,000,000 or (y) the Borrowing Base Amount less (ii) the amount of Indebtedness incurred and outstanding under clause (9) of this definition;

         (2) the incurrence by the Company and the Company's Restricted Subsidiaries of Existing Indebtedness;

         (3) the incurrence by the Company of $275,000,000 of Indebtedness represented by the Initial Notes;

         (4) at any time when the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such Indebtedness is incurred would have been at least 2.25 to 1.0 (determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred at the beginning of such four-quarter period), the incurrence by the Company or any of the Company's Restricted Subsidiaries of Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in a Permitted Business not to exceed, in the aggregate at any time outstanding, an amount equal to 5.0% of the Company's and the Company's Restricted Subsidiaries' Consolidated Assets provided, that in each case the principal or capitalized amount of such financing does not exceed 100% of the cost of acquiring, constructing or improving such properties, plants or equipment (inclusive of fees and expenses associated therewith) less the amount of Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

         (5) the incurrence by the Company or any of the Company's Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of Section 4.05 hereof or clauses (2), (3), (4), (5) or (8) of this definition;

         (6) the incurrence by the Company or any of the Company's Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of the Company's Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or one of the Company's Restricted Subsidiaries and
                  (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of the Company's Restricted Subsidiaries, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

         (7) the incurrence by the Company or any of the Company's Restricted Subsidiaries of Interest Hedging Obligations and Currency Hedging Obligations;

         (8) at any time when the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such Capital Lease Obligations are incurred would have been at least 2.25 to 1.0 (determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Capital Lease Obligation had been incurred at the beginning of such four-quarter period), the incurrence by the Company or any of the Company's Restricted Subsidiaries of Capital Lease Obligations not to exceed, in the aggregate at any time outstanding, an amount equal to 10.0% of the Company's and the Company's Restricted Subsidiaries' Consolidated Assets less the amount of Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness incurred pursuant to this clause (8);

         (9) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $150,000,000; provided that any amounts outstanding under this clause (9) will reduce amounts otherwise available under clause (1) of this definition;

         (10) the incurrence by the Company or any of the Company's Restricted Subsidiaries of Indebtedness in respect of letters of credit, surety bonds, performance bonds, completion guarantees or workers' compensation claims provided in the ordinary course of business;

         (11) the incurrence by the Company or any of the Company's Restricted Subsidiaries of Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

         (12) Indebtedness consisting of guarantees of Indebtedness of third parties given in connection with the acquisition or improvement of real property for use in a Permitted Business not to exceed $10,000,000 at any time outstanding;

         (13) the Guarantee by the Company or any Subsidiary Guarantor of the Company's Indebtedness or Indebtedness of any Restricted Subsidiary permitted to be incurred by Section 4.05 hereof; and

         (14) the incurrence by the Company or any of the Company's Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed $50,000,000.

         "Permitted Holders" means (1) Tengelmann Warenhandelsgesellschaft, a partnership organized under the laws of Germany ("Tengelmann"), (2) each Affiliate of Tengelmann as of the date of this Supplemental Indenture, (3) each partner of Tengelmann and the respective members of their immediate families and
(4) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of any one or more of the Persons described in the preceding clauses (1), (2) and (3).

         "Permitted Investments" means:

         (1) any Investment in the Company or in any of the Company's Restricted Subsidiaries;

         (2)      any Investment in Cash Equivalents;

         (3) any Investment by the Company or any of the Company's Restricted Subsidiaries in a Person, if as a result of such
                  Investment:

                  (a) such Person becomes a Restricted Subsidiary of the Company; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

         (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.03 hereof or any disposition of assets or rights not constituting an Asset Sale by reason of the $2,000,000 threshold contained in the definition thereof;

         (5) any Investment made solely in exchange for the issuance of the Company's Equity Interests (other than Disqualified Stock) or with the cash or property received from and within 90 days of issuance of the Company's Equity Interests (other than Disqualified Stock); provided that such Investments and/or cash or property are excluded from the calculation of clause
                  (3)(b) of the second clause (3) of Section 4.04 hereof;

         (6) any Investments in securities of Persons received in settlement of claims or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

         (7) Investments of the type giving rise to Interest Hedging Obligations and Currency Hedging Obligations;

         (8) (a) loans and advances to the Company's and the Company's Restricted Subsidiaries' employees and officers, (b) extensions of credit to franchisees, (c) leases of real property, equipment or other assets, and (d) the licensing or contribution of intellectual property in connection with joint marketing arrangements, in each case in the ordinary course of business;

         (9) guarantees of Indebtedness of third parties; provided that such Indebtedness is permitted to be incurred under Section
                  4.05 hereof; and

          (10) other Investments having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed $20,000,000.

         "Permitted Liens" means:

         (1) Liens on the Company's assets and the assets of the Company's Restricted Subsidiaries securing the Company's and the Company's Restricted Subsidiaries' Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of this Supplemental Indenture to be incurred;

         (2)      Liens in favor of the Company or a Subsidiary Guarantor;

         (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of the Company's Restricted Subsidiaries or becomes a Restricted Subsidiary of the Company or of one of the Company's Restricted Subsidiaries; provided that such Liens were not created in contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person so merged or consolidated or acquired;

         (4) Liens on property existing at the time of acquisition of the property by the Company or any of the Company's Restricted Subsidiaries, provided that such Liens were not created in contemplation of such acquisition;

         (5) Liens securing Permitted Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any of the Company's or the Company's Restricted Subsidiaries' property or assets not securing the Indebtedness Refinanced;

         (6) Liens to secure Indebtedness (a) of Foreign Subsidiaries permitted by clause (9) of the definition of Permitted Debt that do not extend to any property or assets other than property or assets of Foreign Subsidiaries, (b) permitted under clauses (4) and (8) of the definition of Permitted Debt covering, in the case of clause (4), only the assets acquired, constructed or improved with the proceeds of or as a consequence of such Indebtedness or, in the case of clause
                  (8), only the assets leased under such Capital Lease Obligation, (c) permitted under clause (14) of the definition of Permitted Debt and (d) of the type described under clause
                  (4) or (8) of the definition of Permitted Debt, provided that such Indebtedness is incurred under the first paragraph of
                  Section 4.05 hereof, and provided, further, that such Liens do not extend to any property or assets other than those acquired, constructed or improved with the proceeds of or as a consequence of such Indebtedness or leased under the related Capital Lease Obligation, as applicable;

         (7) Liens securing Indebtedness which, when the Indebtedness secured by such Liens is added to all of the Company's and the Company's Restricted Subsidiaries' Indebtedness secured by Liens and not listed in clauses (1) through (6) of this definition and (8) through (24) of this definition, does not exceed 2.0% of the Company's and the Company's Restricted Subsidiaries' Consolidated Assets;

         (8) Liens existing on the date of this Supplemental Indenture and any extensions, renewals or replacements thereof that do not extend to any property or assets other than the property or assets encumbered by the predecessor Lien;

         (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

         (10) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith;

         (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (12) judgment Liens arising out of a judgment not giving rise to an Event of Default;

         (13) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the Company's or the Company's Restricted Subsidiaries' ordinary conduct of business;

         (14) any interest or title of a lessor under any lease, whether characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

         (15) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (16) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

         (17) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Company's Restricted Subsidiaries, including rights of offset and set-off;

         (18) Liens securing Interest Hedging Obligations and Currency Hedging Obligations;

         (19) leases or subleases granted to others not interfering in any material respect with the business of the Company or the Company's Restricted Subsidiaries;

         (20) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of the Company's Restricted Subsidiaries in the ordinary course of business;

         (21) Liens (including extensions, renewals, and replacements thereof) upon property acquired (the "Acquired Property") after the Closing Date; provided that (A) any such Lien is created solely for the purpose of securing Indebtedness representing or issued to finance, refund or refinance the cost of the Acquired Property, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property, (C) such Lien does not extend to or cover any property other than the Acquired Property and
                  (D) the issuance of the Indebtedness to purchase the Acquired Property is permitted under the Indenture;

         (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

         (23) Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry; and

         (24) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

         "Permitted Refinancing Indebtedness" means any of the Company's or any of the Company's Restricted Subsidiaries' Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund ("Refinance" with the terms "Refinanced" and "Refinancing" having meanings correlative to the foregoing) the Company's or any of the Company's Restricted Subsidiaries' other Indebtedness (other than intercompany Indebtedness); provided that:

         (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection with such Refinancing);

         (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced;

         (3) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced;

         (4) if the Indebtedness being Refinanced is not Indebtedness of a Restricted Subsidiary of the Company such Permitted Refinancing Indebtedness is incurred by the Company; and

         (5) such Permitted Refinancing Indebtedness is incurred no more than 90 days prior to the application of the proceeds to Refinance the Indebtedness being Refinanced.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Qualified Consideration" with respect to any Asset Sale means (1) cash, (2) Cash Equivalents, (3) any liabilities, as shown on the most recent consolidated balance sheet of the Company and the Company's Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of the subject assets or rights pursuant to a customary novation agreement that releases the Company or the applicable Restricted Subsidiary from further liability, (4) any securities, notes or other obligations received by the Company or a Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of receipt thereof, and (5) assets (including Capital Stock in a person engaged in a Permitted Business constituting at least a majority of such person's Voting Stock) or rights of a kind used or usable in a Permitted Business.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Significant Subsidiary" means any Restricted Subsidiary (but excluding any Unrestricted Subsidiaries that are Subsidiaries of such Restricted Subsidiary) that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Supplemental Indenture.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Debt" means any Indebtedness that is subordinated to the Notes pursuant to the terms of a written agreement binding upon the holders thereof.

         "Subsidiary" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Subsidiary Guarantee" means a Subsidiary's Guarantee of the Notes and the other Company Obligations as provided in Article IX hereof.

         "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "Unrestricted Subsidiary" means any of the Company's Subsidiaries that is designated by the Company's Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution in accordance with Section 4.09 hereof, together with any Subsidiaries of such Unrestricted Subsidiary.

         Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation was permitted by Section 4.09 hereof.

         "U.S. Dollar" means the currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2)      the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person, by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 2.02      Other Definitions.

                  Term                                   Defined in Section
                  ----                                   ------------------
         "Additional Notes"                                     1.03
         "Adjusted Net Assets"                                  9.06
         "Affiliate Transaction"                                4.08
         "Asset Sale Offer"                                     4.03
         "Asset Sale Offer Amount"                              4.03
         "Asset Sale Offer Period"                              4.03
         "Asset Sale Purchase Date"                             4.03
         "Change of Control Offer"                              4.02
         "Change of Control Payment"                            4.02
         "Change of Control Payment Date"                       4.02
         "Company Obligations"                                  9.01
         "covenant defeasance option"                           7.02
         "Events of Default"                                    6.01
         "Excess Proceeds"                                      4.03
         "Funding Guarantor"                                    9.06
         "incur"                                                4.05
         "Initial Notes"                                        1.03
         "legal defeasance option"                              7.02
         "Payment Default"                                      6.01
         "Restricted Payments"                                  4.04
         "Subsidiary Guarantor"                                 9.01

Section 2.03      Incorporation by Reference of Trust Indenture Act.

         The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Supplemental Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                                  ARTICLE III

                                   REDEMPTION

         The provisions set forth in this Article III shall be applicable to the Company and the Trustee in addition to the provisions in Article Eleven of the Existing Indenture, which shall be otherwise applicable in respect of the Notes.

Section 3.01      Optional Redemption.

         (a) From and after December 15, 2006, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below in this Section 3.01(a) plus accrued and unpaid interest thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                  Year                              Percentage
                  ----                              ----------

                  2006                               104.563%
                  2007                               103.042%
                  2008                               101.521%
                  2009 and thereafter                100.00%


         (b) At any time prior to December 15, 2004, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings, at a Redemption Price of 109.125% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, that (i) at least 65% of the original aggregate principal amount of the Notes remains Outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company or any of its Subsidiaries and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Section 3.02      No Conditional Redemption.

         No notice of redemption with respect to the Notes may provide that such redemption is conditioned upon the deposit of moneys by the Company or that the Company retains the right to rescind such notice.

                                   ARTICLE IV

                                    COVENANTS

         The covenants set forth in this Article IV shall be applicable to the Company in addition to the covenants in Article Ten of the Existing Indenture, which shall in all respects be applicable in respect of the Notes; provided that, except as provided in Section 4.01 hereof, Sections 1007, 1008, 1009 and 1011 of the Existing Indenture shall not apply to the Notes. Section 4.01 Covenant Cancellation.

         In the event of the occurrence of a Fall Away Event, Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 hereof and Articles V, VI and IX hereof and the definitions relevant thereto shall each no longer be in effect for the remaining term of the Notes and any Subsidiary Guarantees then in effect shall be automatically released; provided that Sections 1007, 1008, 1009, 501 and 502 of the Existing Indenture and Article Eight of the Existing Indenture and the definitions relevant thereto in the Existing Indenture shall thereafter become in effect; provided further that any Liens incurred or sale and leaseback transactions entered into prior to the Fall Away Event shall be deemed permitted under such covenants whether or not such Liens and sale and leaseback transactions would otherwise be permitted.

Section 4.02      Change of Control.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described in this Section 4.02 (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control or, at the Company's option, prior to any Change of Control but after it is publicly announced, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Section 4.02 and described in such notice. The notice, which shall govern the terms of the Change of Control Offer, shall state:

         (a) that the Change of Control Offer is being made pursuant to this
Section 4.02 and that all Notes tendered will be accepted for payment;

         (b) the Change of Control Payment and the Change of Control Payment
Date;

         (c) that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

         (d) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (e) that Holders electing to have Notes purchased pursuant to the Change of Control Offer will be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

         (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;


         (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and


         (h) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical and, if available, projected financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward).

         The Company shall comply with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.02, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.02 by virtue thereof.

         On the Change of Control Payment Date, the Company shall, to the extent lawful,

         (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

         (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and

         (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

         The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described in this Section 4.02 shall be applicable whether or not any other provisions of the Indenture are applicable.

         The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.02 applicable to a Change of Control Offer made by the Company, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.03      Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

         (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

         (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of Qualified Consideration.

         (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may:

         (1) apply such Net Proceeds to repay Indebtedness and other Obligations under the revolving credit loan portion of a Credit Facility;

         (2) apply such Net Proceeds to permanently repay the term loan portion of any Credit Facility or repay other Indebtedness ranking pari passu with the Notes that has a Stated Maturity prior to the Stated Maturity of the Notes;

         (3) apply such Net Proceeds to acquire all or substantially all of the assets of, or at least a majority of the Voting Stock of, a Person engaged in a Permitted Business;

         (4) apply such Net Proceeds to make after the date of the occurrence of such Asset Sale one or more capital expenditures to be used in a Permitted Business; or

         (5) enter into a binding agreement to apply such Net Proceeds to acquire long-term assets that are used or useful in a Permitted Business that will result in such acquisition being completed within 18 months of the date of such Asset Sale.

Pending the final application of any Net Proceeds, the Company may apply the Net Proceeds in any manner that is not prohibited by the Indenture.

         (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall be required to make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Section 4.03 with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase on a pro rata basis (based on the purchase price) the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

         The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest to the date of purchase (except as set forth in the third paragraph of (d) below), and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds available to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         (d) In the event that, pursuant to this Section 4.03, the Company shall be required to commence an Asset Sale Offer to all Holders to purchase Notes, it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.03 (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Asset Sale Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (i)      that the Asset Sale Offer is being made pursuant to this
                  Section 4.03 and the length of time the Asset Sale Offer shall remain open;

         (ii) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

         (iii) that any Note not tendered will continue to accrue interest in accordance with the terms of the Indenture;

         (iv) that, unless the Company defaults in payment of the Asset Sale Offer Amount, all Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

         (v) that Holders electing to have Notes purchased pursuant to the Asset Sale Offer willl be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Purchase Date;

         (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

         (vii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.03. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon a Company Request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

         (e) The Company shall comply with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.03 by virtue thereof.

Section 4.04      Limitation on Restricted Payments.

         (a) The Company shall not, and shall not permit any of the Company's Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests other than dividends or distributions payable in the Company's Equity Interests (other than Disqualified Stock);

                  (2) purchase, redeem or otherwise acquire or retire for value any of the Company's Equity Interests not held by a Restricted Subsidiary other than in exchange for the Company's Equity Interests (other than Disqualified Stock);

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value prior to its Stated Maturity, any Subordinated Debt (other than the purchase, redemption, defeasance or other acquisition or retirement of Subordinated Debt within one year of its Stated Maturity); or

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through
                           (4) being collectively referred to as "Restricted Payments"),

         unless, at the time of and after giving effect to such Restricted
Payment:

         (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

         (2) the Company would after giving pro forma effect to such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the proviso to the first paragraph of Section 4.05 hereof; and

         (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Company's Restricted Subsidiaries after the date of this Supplemental Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (4) of paragraph (b) of this
                  Section 4.04), is less than the sum, without duplication, of:

                  (a) 50% of the Company's Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately prior to the date of this Supplemental Indenture to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (b) 100% of the aggregate net cash proceeds received by the Company plus, if at the time the Company receives such property the Company's common stock is publicly traded, the fair market value of any property received by the Company for use in a Permitted Business, since the date of this Supplemental Indenture as a contribution to the Company's common equity capital or from the issue or sale of the Company's Equity Interests (other than Disqualified Stock) or from the issue or sale of the Company's convertible or exchangeable Disqualified Stock or the Company's convertible or exchangeable Indebtedness that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible or exchangeable Disqualified Stock or Indebtedness) sold to one of the Company's Subsidiaries), plus

                  (c) to the extent not included in Consolidated Net Income, each reduction in a Restricted Investment made after the date of this Supplemental Indenture (including if such reduction occurs by reason of the return of equity capital, the repayment of loans or advances or other transferred assets or the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries), not to exceed, (i) in the case of cash received by the Company with respect to such Restricted Investment, the lesser of (x) the cash return on invested capital received by the Company with respect to such Restricted Investment and (y) the initial amount of such Restricted Investment, or (ii) in the case of assets transferred to the Company with respect to such Restricted Investment, the lesser of (x) the fair market value of such assets at the time of the Company's receipt of such assets and (y) the initial amount of such Restricted Investment or (iii) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (x) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation and
                           (y) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

                  (d)      $10,000,000.

         (b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except as to clauses (1) and (2) below), the preceding provisions shall not prohibit:

         (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

         (2) the redemption, repurchase, retirement, defeasance or other acquisition of any of the Company's Subordinated Debt or of any of the Company's Equity Interests in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any of the Company's Subsidiaries) of, the Company's Equity Interests (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause
                  (3)(b) of paragraph (a) of this Section 4.04;

         (3) the redemption, repurchase, retirement, defeasance or other acquisition of any of the Company's Subordinated Debt or of the Company's Disqualified Stock (a) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any of the Company's Subsidiaries) of, the Company's Disqualified Stock, or (b) pursuant to a required change of control offer or asset sale offer arising from a Change of Control or Asset Sale, as the case may be, and occurring after the making and consummation of a related Change of Control Offer or Asset Sale Offer for the Notes;

         (4) the payment of regular stated dividends on Disqualified Stock to the extent that such dividends are included in the calculation of Fixed Charges;

         (5) the repurchase, redemption or other acquisition or retirement for value of any of the Company's Equity Interests held by any member of the Company's management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1,500,000 in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $2,500,000 actually paid in any fiscal year); and

         (6) the redemption, repurchase, retirement, defeasance or other acquisition of the Company's Subordinated Debt with the net cash proceeds of Indebtedness meeting the criteria set forth in clauses (1) through (5) of the definition of Permitted Refinancing Indebtedness.

         (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are to be valued at $10,000,000 or more for purposes of this Section 4.04 shall be determined by the Board of Directors and evidenced by a resolution thereof. Not later than 90 days after the date of making any non-cash Restricted Payment which alone, or together with all other non-cash Restricted Payments made during the then-current fiscal year, would result in the aggregate amount of non-cash Restricted Payments made during such current fiscal year exceeding $25,000,000, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.04 were computed. The Trustee shall have no duty to verify or confirm any of the information set forth in such Officers' Certificate nor shall it have any duty or obligation to monitor the Company's compliance with this section.

Section 4.05      Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Company shall not, and shall not permit any of the Company's Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, and the Company shall not issue any Disqualified Stock and shall not permit any of the Company's Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness or issue Disqualified Stock or preferred stock, as the case may be, and the Company's Restricted Subsidiaries may incur Acquired Debt, and the Company or the Company's Restricted Subsidiaries may acquire Persons who become Restricted Subsidiaries and have preferred stock outstanding that was not issued in contemplation of such acquisition, if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         This Section 4.05 shall not prohibit the incurrence of Permitted Debt.

         For purposes of determining compliance with this Section 4.05, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of such definition, or is entitled to be incurred pursuant to the first paragraph of this Section 4.05, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section
4.05. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.05.

         For purposes of determining compliance with any U.S. Dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.06      Limitation on Liens.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of the Company's or such Restricted Subsidiary's property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien.

Section 4.07      Dividend and Other Payment Restrictions.

         The Company shall not, and shall not permit any of the Company's Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

         (2) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

         (3) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

         However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

         (1) contractual encumbrances or restrictions as in effect on the date of this Supplemental Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Supplemental Indenture;

         (2)      the Supplemental Indenture and the Notes;

         (3)      applicable law or any applicable rule, regulation or order;

         (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of the Company's Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, provided, further that any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the original instrument at the time of such acquisition;

         (5) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into in the ordinary course of business and consistent with past practices;

         (6) purchase money obligations that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

         (7) any agreement for the sale or other disposition of the stock, business, assets or property of a Restricted Subsidiary;

         (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than the dividend and other payment restrictions contained in the agreements governing the Indebtedness being refinanced;

         (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.06 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

         (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

         (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

         (12) agreements governing Credit Facilities, Currency Hedging Obligations, Interest Hedging Obligations, Indebtedness of Foreign Subsidiaries or Indebtedness incurred under clause
                  (14) of the definition of Permitted Debt;

         (13) customary provisions of any franchise, distribution or similar agreements; and

         (14) any encumbrance or restriction which by its terms permits the payment of dividends and the making of other distributions, making of loans or advances or transfer of properties or assets to the Company to the extent needed to pay principal, premium, if any, and interest on the Notes at their Stated Maturity.

Section 4.08      Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

         (2)      the Company delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.08 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, an opinion as to the fairness to the Company or the relevant Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

         (1) any employment agreement, stock options or other compensation agreements or plans and other reasonable fees, compensation benefits and indemnities paid or entered into by the Company or any of the Company's Restricted Subsidiaries in the ordinary course of business to or with the Company's and the Company's Restricted Subsidiaries' officers, directors and employees;

         (2) transactions between or among the Company and/or the Company's Restricted Subsidiaries;

         (3) transactions with a Person that is the Company's Affiliate solely because the Company owns an Equity Interest in such Person;

         (4) transactions with suppliers or other purchasers or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in accordance with the terms of the Indenture which are fair to the Company or the Company's Restricted Subsidiaries, as applicable, in the good faith determination of the Company's Board of Directors or the Company's senior management and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

         (5) issuances of Equity Interests (other than Disqualified Stock) to the Company's Affiliates; and

         (6)      Restricted Payments that are permitted by the provisions of
                  Section 4.04 hereof.

Section 4.09      Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (1) that designation would not cause a Default or an Event of Default and (2) the Company is permitted to make the Investment described in the next sentence. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary (and its Subsidiaries) so designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under paragraph (a) of Section 4.04 hereof or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as determined by the Company.

         The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by such Restricted Subsidiary of any outstanding Indebtedness of such Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.05 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation. Any designation of an Unrestricted Subsidiary as a Restricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation was permitted by this Section 4.09. The Trustee may conclusively rely on the Officers' Certificate delivered to it pursuant hereto and shall have no duty to verify or confirm the accuracy of any information contained therein.

Section 4.10      Limitation on the Company's Business.

         The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.11      Statement by Officers as to Default.

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. Upon becoming aware of any Default or Event of Default at any time, the Company shall deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Company shall also comply with TIA ss. 314(a)(4).

Section 4.12      Further Instruments and Acts.

         Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

                                   ARTICLE V

                                SUCCESSOR COMPANY

Section 5.01      Merger, Consolidation or Sale of Assets.

         The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

         (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

         (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the Company's obligations under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

         (3) immediately after such transaction no Default or Event of Default exists; and

         (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the proviso to the first paragraph of Section 4.05 hereof.

         This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries. Section 5.02 Successor Corporation Substituted.

         Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation has been named as the Company therein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Notes.

         Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee on its behalf for that purpose pursuant to such provisions. All Notes so issued in all respects have the same legal rank and benefit under this Supplemental Indenture as Notes theretofore or thereafter issued in accordance with the terms of this Supplemental Indenture as though all such Notes had been issued prior to the date of such succession. In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form may be made in the Notes thereafter to be issued as may be appropriate.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.01      Events and Remedies.

         The following events shall be "Events of Default":

         (1) default by the Company for 30 days in the payment when due of interest on the Notes;

         (2) default by the Company in payment when due of the principal of, or premium, if any, on the Notes;

         (3) failure by the Company or any of its Subsidiaries to comply with the provisions described under Section 4.02 or Article V hereof;

         (4) failure by the Company or any of the Restricted Subsidiaries of the Company to comply with any other agreement or covenant in, or any provisions of, the Indenture or the Notes and such failure continues for 60 days after written notice of such default or breach is given by registered or certified mail to the Company by the Trustee, or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of Notes then outstanding, a written notice specifying such default or breach and requiring it to be remedied;

         (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Supplemental Indenture, if that default:

                  (a) is caused by a failure to pay principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

                  (b) results in the acceleration of such Indebtedness prior to its express maturity,

                  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 (or its equivalent in foreign currency calculated in a manner consistent with the last paragraph of Section 4.05 hereof) or more;

         (6) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $25,000,000 (or its equivalent in foreign currency determined as of the date of such final judgment) (net of any amounts covered by an effective insurance policy), which judgments are not paid, discharged, rescinded, annulled or stayed for a period of 60 days;

         (7) except as permitted by this Supplemental Indenture, if any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of such Subsidiary Guarantee and this Supplemental Indenture) to be in full force and effect or if any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

         (8)      the entry by a court having jurisdiction in the premises of
                  (A) a decree or order for relief in respect of the Company, a Significant Subsidiary of the Company or any group of Restricted Subsidiaries that would collectively constitute a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or
                  (B) a decree or order adjudging the Company, a Significant Subsidiary of the Company or any group of Restricted Subsidiaries that would collectively constitute a Significant Subsidiary of the Company, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Person or Persons under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or Persons or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and

         (9) the commencement by the Company, a Significant Subsidiary of the Company or any group of Restricted Subsidiaries that would collectively constitute a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such Person or Persons to the entry of a decree or order for relief in respect of such Person or Persons in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Person or Persons, or the filing by such Person or Persons of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by such Person or Persons to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or Persons or of any substantial part of its or their property, or the making by such Person or Persons of an assignment for the benefit of creditors, or the admission by such Person or Persons in writing of its or their inability to pay its or their debts generally as they become due and its or their willingness to have a case commenced against such Person or Persons or to seek an order for relief under the Bankruptcy Law or any applicable bankruptcy, insolvency or other similar law or the taking of corporate action by such Person or Persons in furtherance of any such action.

Section 6.02      Acceleration of Maturity.

         In the case of an Event of Default described under clause (8) or (9) of
Section 6.01 hereof with respect to the Company, 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment to be due and payable immediately.

         In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if (x) the holders of any Indebtedness described in such clause (5) have rescinded or waived the declaration of acceleration in respect of such Indebtedness within 60 days of the date of such declaration, (y) the default that is the basis for such Event of Default has been cured or (z) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged and if (a) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that become due solely because of the acceleration of the Notes, have been cured or waived.

                                  ARTICLE VII

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 7.01      Discharge of Liability on the Notes.

         The Indenture shall upon Company Request cease to be of further effect with respect to the Notes (except as to (i) any surviving rights of registration of transfer or exchange of Notes expressly provided for by the Indenture, (ii) rights of Holders to receive payments of principal of, and premium, if any, and interest on, Notes, and other rights, duties and obligations of the Holders as beneficiaries of the Indenture with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee under the Indenture), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Notes, when:

         (1)      either:

                  (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Existing Indenture and
                           (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
                           Section 1003 of the Existing Indenture) have been delivered to the Trustee for cancellation; or

                  (b) all Notes not theretofore delivered to the Trustee for cancellation


                           (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, or

                           (ii) will become due and payable at their Stated Maturity within one year, or

                           (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the benefit of the Holders, an amount in cash in U.S. Dollars, non-callable Government Securities, or a combination of cash in U.S. Dollars and non-callable Government Securities, sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any), and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;


         (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

         (3) the Company has paid or caused to be paid all sums due and payable by the Company with respect to the Notes under the Indenture;

         (4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the Redemption Date, as the case may be; and

         (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

         Notwithstanding the satisfaction and discharge of the Indenture with respect to the Notes, the obligations of the Company to the Trustee under
Section 607 of the Existing Indenture, and, if money shall have been deposited with the Trustee pursuant to subclause (b) of Clause (1) of this Section 7.01, the obligations of the Trustee under Section 402 of the Existing Indenture and the last paragraph of Section 1003 of the Existing Indenture, shall survive.

Section 7.02 Additional Provisions Regarding Legal Defeasance and Covenant Defeasance.

         (a) Subject to Sections 7.02(b) and 7.03 hereof, the Company at any time may terminate (i) all of its obligations under the Notes and the Indenture (the "legal defeasance option") or (ii) its obligations under Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 hereof, the operation of
Sections 6.01(3) (insofar as it relates to Sections 4.02 and 5.01(a)(4) hereof), 6.01(5), 6.01(6) and 6.01(7) hereof and the limitations contained in Section 5.01(a)(4) hereof (the "covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(3), 6.01(4) (in each case, with respect to the covenants of Article IV hereof identified in the immediately preceding paragraph), 6.01(5), 6.01(6) or 6.01(7) hereof, or because of the failure of the Company to comply with the limitations contained in Section 5.01(a)(4) hereof. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (b) Notwithstanding clause (a) of this Section 7.02, the Company's obligations in Sections 1.05, 7.06 and 7.07 hereof and in Sections 305, 306, 607, 610, 701, 1002 and 1003 of the Existing Indenture shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Section
7.06 hereof and Section 607 of the Existing Indenture shall survive such satisfaction and discharge.

Section 7.03      Conditions to Defeasance.

         The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Dollars, non-callable Government Securities, or a combination of cash in U.S. Dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay (without consideration of any reinvestment of interest) the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (2) in the case of the legal defeasance option, the Company has delivered to the Trustee an Opinion of Counsel (with customary assumptions and exceptions) reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Supplemental Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance option had not occurred; provided that this clause (2) shall not apply in the case of any legal defeasance option occurring within one year of the Stated Maturity of the Notes or after such time as all outstanding Notes have been called for redemption in accordance with Section 3.01 hereof;

         (3) in the case of covenant defeasance option, the Company has delivered to the Trustee an Opinion of Counsel (with customary assumptions and exceptions) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance option had not occurred; provided that this clause (3) shall not apply in the case of any covenant defeasance option occurring within one year of the Stated Maturity of the Notes or after such time as all outstanding Notes have been called for redemption in accordance with Section 3.01 hereof;

         (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

         (5) such legal defeasance option or covenant defeasance option will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

         (6) the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding the Company's creditors or others; and

         (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance option or the covenant defeasance option have been complied with.

Section 7.04      Application of Trust Money.

         The Trustee shall hold in trust cash in U.S. Dollars or non-callable Government Securities deposited with it pursuant to this Article VII. It shall apply the deposited money and the money from non-callable Government Securities through the Paying Agent and in accordance with the Indenture to the payment of principal of, and interest and premium, if any, on, the Notes.

Section 7.05      Repayment to Company.

         The Trustee and the Paying Agent shall promptly turn over to the Company upon written request therefor any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request therefor any money held by them for the payment of principal, interest or premium that remains unclaimed for two years, and, thereafter, holders of Securities entitled to such money must look to the Company for payment as general creditors.

Section 7.06      Indemnity for Government Securities.

         The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited non-callable Government Securities or the principal and interest received on such non-callable Government Securities.

Section 7.07      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any cash in U.S. Dollars or non-callable Government Securities in accordance with this Article VII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VII until such time as the Trustee or Paying Agent is permitted to apply all such cash in U.S. Dollars or non-callable Government Securities in accordance with this Article VII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. Dollars or non-callable Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE VIII

                                   AMENDMENTS

Section 8.01     Without Consent of Holders.

         Wthout the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement the Indenture (as it relates to the Notes) or the Notes, for any of the following purposes:

         (1)      to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (3) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

         (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

         (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

         (6) to provide for or release Subsidiary Guarantees in accordance with Article IX hereof; and

         (7) to secure the Notes or release any such security in accordance with Section 4.06 hereof.

Section 8.02      With Consent of Holders.

         With the consent of the Holders of not less than a majority in principal amount of the then outstanding Notes of all series affected by such amendment or supplement (taken together as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture with respect to the Notes or of modifying in any manner the rights of the Holders of Notes under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

         (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than Sections 4.02 and 4.03 hereof);

         (3) reduce the rate of, or change the time for, payment of interest on any Note;

         (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (5) make any Note payable in money other than that stated in the Notes;

         (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

         (7) waive an optional redemption payment with respect to any Note after it is called for redemption;

         (8) make any change in any Subsidiary Guarantee that would adversely effect the Holders or release any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Supplemental Indenture, except in accordance with the terms of this Supplemental Indenture; or

         (9) make any change in the preceding amendment and waiver provisions.

         It shall not be necessary for any Act of Holders under this Section
8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                                   ARTICLE IX

                          FUTURE SUBSIDIARY GUARANTEES

Section 9.01      Process for Future Subsidiary Guarantors.

         From time to time the Company may designate a Subsidiary or Subsidiaries of the Company to be a "Subsidiary Guarantor" of the Company Obligations. Each Subsidiary which is designated a Subsidiary Guarantor by the Company shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article IX and shall guarantee
(a) the full and punctual payment of principal of, interest on and premium, if any, on, the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and interest on the overdue principal, and interest on any interest, if any, on the Notes, and all other monetary obligations of the Company under the Indenture (as it applies to the Notes) and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing items set forth in (a) and (b) above being hereinafter collectively called the "Company Obligations"). Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

Section 9.02      Subsidiary Guarantees.

         Subject to Section 9.06 hereof, each of the Subsidiary Guarantors designated in accordance with Section 9.01 hereof, jointly and severally, shall unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Company Obligations hereunder and thereunder, and that: (a) the full and punctual payment of principal of, interest on and premium, if any, on, the Notes when due whether at maturity, by acceleration, by redemption or otherwise, and interest on the overdue principal, and interest on any interest, if any, on the Notes, and all other Company Obligations to the Holders and all other Company Obligations to the Trustee hereunder or thereunder shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Company Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Company Obligations. The Subsidiary Guarantors shall agree that their obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same, the release of any Subsidiary Guarantee of any other Subsidiary Guarantor or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the Company Obligations contained in the Notes and the Indenture. Each Subsidiary Guarantor further shall agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Company Obligations guaranteed thereby, and
(y) in the event of any declaration of acceleration of such Company Obligations as provided in Article VI hereof, such Company Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of its Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor as provided in Section 9.06 hereof so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantees or the Indenture.

Section 9.03      Execution and Delivery of Subsidiary Guarantee.

         (a) To evidence its Subsidiary Guarantee set forth in Section 9.02 hereof, each Subsidiary Guarantor shall agree that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C shall be endorsed by manual or facsimile signature by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that the Indenture shall be executed on behalf of such Subsidiary Guarantor, by manual or facsimile signature, by an Officer (in each case, whom shall have been duly authorized by all requisite corporate or other actions) of such Subsidiary Guarantor.

         (b) Each Subsidiary Guarantor shall agree that its Subsidiary Guarantee set forth in Section 9.02 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         (c) If an Officer whose signature is on the Indenture or on any Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Subsidiary Guarantee is endorsed, such Subsidiary Guarantee shall be valid nevertheless.

         (d) The delivery of any Note by the Trustee, after the authentication thereof, shall constitute due delivery of the Subsidiary Guarantees set forth in the Indenture on behalf of the Subsidiary Guarantors.

Section 9.04      Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.

         Nothing contained in the Indenture or in any of the Notes shall prevent the consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or any sale or other disposition of all or substantially all of the assets or Capital Stock of any Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or disposition, the Subsidiary Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

Section 9.05      Release of Subsidiary Guarantees.

         (a) A Subsidiary Guarantor may be released and relieved of any obligations under the Indenture and its Subsidiary Guarantee by Company Request if at the time of such release such Subsidiary Guarantor (i) has no outstanding Indebtedness (other than Indebtedness that is permitted to be incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor) and (ii) does not Guarantee any Indebtedness (other than Indebtedness that is permitted to be incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor).

         (b) In the event of a sale or other disposition of all or substantially all of the assets or Capital Stock (whether by consolidation, merger, stock purchase, asset sale or otherwise) of any Subsidiary Guarantor, in each case, to a Person other than the Company or to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Subsidiary Guarantor shall be automatically released and relieved of any obligations under the Indenture and its Subsidiary Guarantee; provided that the Company shall have delivered to the Trustee an Officers' Certificate to the effect that immediately after, and taking into account, that sale or disposition, no Default or Event of Default shall have occurred and be continuing under the Indenture.

         (c) Upon the proper designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.09 hereof, such Subsidiary Guarantor shall be automatically released and relieved of any obligations under the Indenture and its Subsidiary Guarantee.

         (d) In the event the Company effects a discharge of the Indenture or a legal defeasance option or a covenant defeasance in accordance with Article VII hereof, each Subsidiary Guarantor shall be released and relieved of any obligations under the Indenture and its Subsidiary Guarantee.

         (e) Upon the occurrence of a Fall Away Event as provided in Section
4.01 hereof, each Subsidiary Guarantor shall be released and relieved of any obligations under the Indenture and its Subsidiary Guarantee.

         (f) Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of any of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any such Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, and interest and premium, if any, on, the Notes and for the other obligations of such Subsidiary Guarantor under the Indenture as provided in this Article IX.

Section 9.06      Limitation on Subsidiary Guarantor Liability; Contribution.

         (a) For purposes of the Indenture, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Company Obligations under the Notes and the Indenture and (ii) the maximum amount that shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance under applicable law of any relevant jurisdiction; provided that, it shall be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors as set forth in clause (b) of this Section 9.06, and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

         (b) In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company Obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary in respect of the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (ii) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary in respect of the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

Section 9.07      Waiver of Subrogation.

         Until all Company Obligations under the Indenture are paid in full, each Subsidiary Guarantor shall irrevocably waive any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Subsidiary Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 9.07 is knowingly made in contemplation of such benefits.

Section 9.08      No Suspension of Remedies.

         Nothing contained in this Article IX shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article VI hereof or to pursue any rights or remedies hereunder or under applicable law.

Section 9.09      Obligations Reinstated.

         Except as provided in Section 9.05 hereof, the obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.

Section 9.10      No Obligation to Take Action Against the Company.

         Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations under the Indenture or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and obligations under their Subsidiary Guarantees or under the Indenture.

Section 9.11      Dealing with the Company and Others.

         The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor hereunder and without the consent of or notice to any Subsidiary Guarantor, may:

         (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

         (b) take or abstain from taking any action in obtaining security or collateral from the Company or in perfecting a security interest in any security or collateral of the Company;

         (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by the Indenture or the Notes;

         (d) accept compromises or arrangements from the Company;

         (e) apply all monies at any time received from the Company or from any security upon such part of the obligations under the Indenture as the Holders may see fit or change any such application in whole or part from time to time as the Holders may see fit; and

         (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01     Trust Indenture Act Controls.

         If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 10.02     Notices.

         Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

                  if to the Company:

                  Great Atlantic & Pacific Tea Company, Inc.
                  2 Paragon Drive
                  Montvale, New Jersey 07645

                  Attention:  William P. Costantini, General Counsel
                  Facsimile:  (212) 571-8106

                  with a copy to:

                  Cahill, Gordon & Reindel
                  80 Pine Street
                  New York, New York 10005
                  Attention:  Kenneth W. Orce, Esq.

                  if to the Trustee:

                  JPMorgan Chase Bank
                  450 West 33rd Street
                  New York, New York  10001

                  Attention:  Institutional Trust Services
                  Facsimile:  (212) 946-8162

                  if to a Subsidiary Guarantor:

                  to the address designated by such Subsidiary Guarantor in the applicable supplemental indenture.

The Company, the Trustee or any Subsidiary Guarantor by notice to the others may designate additional or different addresses for subsequent notices or communications.

Section 10.03     When Notes Disregarded.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

Section 10.04     Rules by Trustee, Paying Agent and Security Registrar.

         The Trustee may make reasonable rules for action by or a meeting of Holders. The Security Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions. Section 10.05 Payment on Business Days.

         If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected.

Section 10.06     Governing Law.

         THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.07     No Personal Liability of Directors, etc.

         None of the Company's directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of the Company's obligations under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 10.08     Successors.

         All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

Section 10.09     Multiple Originals.

         The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 10.10     Table of Contents; Headings.

         The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 10.11     Not Responsible for Recitals or Issuance of Notes.

         The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the Company's use of the proceeds from the Notes or for monies paid over to the Company pursuant to this Supplemental Indenture.

Section 10.12     Adoption, Ratification and Confirmation.

         The Existing Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

                                                THE GREAT ATLANTIC & PACIFIC TEA
                                                COMPANY, INC.


                                                By:
                                                   -----------------------------
                                                   Name:  Mitchell P. Goldstein
                                                   Title: Senior Vice President,
                                                          Finance and Treasurer


                                                JPMORGAN CHASE BANK


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT A

                              FORM OF FACE OF NOTE

                           [Global Securities Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.](1)

                         [Definitive Securities Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITIES REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS SET FORTH IN THE INDENTURE (AS DEFINED BELOW) RELATING TO THESE NOTES.](2)


----------
(1) This paragraph should be included only if the Note is issued in global form.
(2) This paragraph should be included only if the Note is issued in definitive form.

================================================================================
                                                              CUSIP: 390064 AH 6


                            9 1/8% Senior Notes due 2011

         No. ___                                                 $______________

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

         promises to pay to ___________ or registered assigns, the principal sum of _______________ U.S. Dollars on December 15, 2011.
         Interest Payment Dates:  June 15 and December 15.
         Regular Record Dates:  June 1 and December 1.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ___________, ______                     THE GREAT ATLANTIC & PACIFIC
                                                     TEA COMPANY, INC.

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                                Attest:

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:



                                [Corporate Seal]



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  _____________, ______                   JPMORGAN CHASE BANK,
                                                as Trustee

                                                By:
                                                   -----------------------------
                                                   Authorized Signatory

================================================================================

                                 (Back of Note)

1.       Interest; Method of Payment

         Interest shall be payable on each Interest Payment Date, at the rate of 9 1/8% per annum, commencing __________, ______ until the principal hereof becomes due and payable. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest payments shall be made in an amount equal to the amount accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or Stated Maturity. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate born by the Notes and the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the same rate to the extent lawful.

         If any Interest Payment Date(s) or the Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Stated Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

         For so long as the Notes are represented by one or more Global Securities, all payments of principal, premium, if any, and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Global Securities representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal, premium, if any, and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the accounts of the registered Holders thereof; provided, that the Company may elect to make such payments at the office of the Paying Agent in The City of New York; and provided further, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

         The Company shall enter into an appropriate agency agreement with any Securities Registrar, Paying Agent or co-registrar not a party to the Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Securities Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607 of the Existing Indenture. The Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent, Securities Registrar, co-registrar or transfer agent.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to herein, or its successor as Trustee, or an authenticating agent of such Trustee or successor, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2.       Indenture

         This Note is one of a duly authorized issue of securities of the Company (the "Securities") issued under an indenture, dated as of January 1, 1991 (the "Existing Indenture"), as amended by the Second Supplemental Indenture dated as of December 20, 2001 (the "Second Supplemental Indenture") and as further amended from time to time (together, the "Indenture"), between the Company and JPMorgan Chase Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee") and is one of the "Notes" referred to in the Second Supplemental Indenture, to which the Existing Indenture, Second Supplemental Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes designated on the face hereof limited in aggregate principal amount to $400,000,000.

3.       Denomination; Transfer; Exchange.

         The Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Securities Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          This Note is exchangeable for definitive Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Note will not be entitled to receive physical delivery of Notes in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture.

4.       Optional Redemption.

         At any time prior to December 15, 2004, the Company may redeem up to 35% of the original aggregate principal amount of Notes with the proceeds of one or more Equity Offerings, at a Redemption Price of 109.125% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, that (i) at least 65% of the original aggregate principal amount of Notes issued under the Second Supplemental Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company or any of its Subsidiaries and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

         Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to December 15, 2006.

         From and after December 15, 2006, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                         Year                          Percentage
                         ----                          ----------
                         2006                           104.563%
                         2007                           103.042%
                         2008                           101.521%
                 2009 and thereafter                    100.000%

5.       Repurchase At Option Of Holder.

         If a Change of Control occurs, the Company shall make a Change of Control Offer to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest, on Notes repurchased to the date fixed for repurchase. In the event of a Change of Control, notice thereof shall be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must surrender the Notes to be repurchased to the Paying Agent as provided in the Indenture.

         If the Company or a Restricted Subsidiary of the Company consummates any Asset Sale or Asset Sales, when the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in Section 4.03 of the Second Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase on a pro rata basis (based on the purchase price) the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

         The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds available to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

6.       Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, pay dividends or make other restricted payments, incur additional indebtedness and issue preferred stock, create certain liens, enter into certain mergers and consolidations and enter into certain transactions with affiliates.

7.       Covenant Cancellation.

         In the event of the occurrence of a Fall Away Event, Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 of the Second Supplemental Indenture and Articles V, VI and IX of the Second Supplemental Indenture and the definitions relevant thereto shall each no longer be in effect for the remaining term of the Notes and any Subsidiary Guarantees then in effect shall be automatically released; provided that Sections 1007, 1008, 1009, 501 and 502 of the Existing Indenture and Article Eight of the Existing Indenture and the definitions relevant thereto in the Existing Indenture shall thereafter become in effect; provided further that any Liens incurred or sale and leaseback transactions entered into prior to the Fall Away Event shall be deemed permitted under such covenants whether or not such Liens and sale and leaseback transactions would otherwise be permitted.

8.       Defaults and Remedies

         In the case of an Event of Default described under clause (8) or (9) of
Section 6.01 of the Second Supplemental Indenture with respect to the Company, 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment to be due and payable immediately.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations provided in the Indenture, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.

9.       [Provisions Applicable to Global Securities.](3)

         [This Note is in the form of a Global Security as provided in the Indenture. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary for this series shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Note. If a successor Depositary for this Note is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of individual certificates representing Notes of this series in exchange for this Global Security shall authenticate and deliver, individual certificates representing securities of this series of like tenor and terms in an aggregate principal amount equal to the principal amount of this
Note in exchange for this Note.

--------
(3) This section should be included only if Note is issued in global form.

         If specified by the Company pursuant to the Indenture with respect to this Note, the Depositary may surrender this Note in exchange in whole or in part for certificates representing Notes of this series of like tenor and terms in definitive form on such terms as are acceptable to the Company and the Depositary. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Person specified by the Securities Registrar or the Depositary a certificate or certificates representing Notes of this series of like tenor and terms and of any authorized denomination of $1,000 and any integral multiple thereof as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest as specified by the Securities Registrar or the Depositary in this Note; and (2) to the Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Security and the aggregate principal amount of certificates representing Notes delivered to Holders thereof.]

10.      Miscellaneous.

         No service charge will be made for any registration of transfer or exchange of this Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

         The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Note which are defined in the Second Supplemental Indenture (including by reference to the Existing Indenture) will have the meanings assigned to them in the Second Supplemental Indenture unless otherwise defined herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include this Note.

11.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act). Additional abbreviations may also be used though not in the above list.

                                -----------------

         The Company shall furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture. Requests may be made to:

                 The Great Atlantic & Pacific Tea Company, Inc.
                                 2 Paragon Drive
                           Montvale, New Jersey 07645
                           Attention: General Counsel

                                 ASSIGNMENT FORM


         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

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                  (Insert assignee's soc. sec. or tax I.D. no.)

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              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

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Date:
     -------------------------


                                   Your Signature:
                                                  ------------------------------
                                                  (Sign exactly as your name
                                                  appears on the face of this
                                                  Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.02 or Section 4.03 of the Second Supplemental Indenture, check the appropriate box:

          / /    Section 4.02                          / /   Section 4.03
              (Change of Control Offer)                   (Asset Sale Offer)

          If you want to have only part of this Note purchased by the Company pursuant to Section 4.02 or Section 4.03 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$__________________

Date:______________


                                       Your Signature:
                                                      --------------------------
                                       (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.*





----------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE

         [____________] SUPPLEMENTAL INDENTURE (this "[_____________]
Supplemental Indenture") dated as of [___________], among [GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. (or its successor), a Maryland corporation (the "Company"), THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. [, on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the indenture referred to below,] and JPMORGAN CHASE BANK, a New York corporation, as trustee under the Indenture referred to below (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

                              W I T N E S S E T H :

                  WHEREAS the Company [and the Existing Subsidiary Guarantors] [has/have] heretofore executed and delivered [or become obligated under] an Indenture (the "Existing Indenture") dated as of January 1, 1991, as supplemented by the Second Supplemental Indenture dated as of December 20, 2001 (the "Second Supplemental Indenture", and collectively with the Existing Indenture and any other amendments, waivers or other modifications thereto, the "Indenture") providing for the issuance of an aggregate principal amount of up to $400,000,000 of 9 1/8% Senior Notes due 2011 (the "Notes");

                  WHEREAS Section 9.01 of the Second Supplemental Indenture provides that the Company shall cause each New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company Obligations under the Indenture and the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Second Supplemental Indenture, the Trustee, the Company [and the Existing Subsidiary Guarantors] are authorized to execute and deliver this [________] Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, [the Existing Subsidiary Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                  1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees[, jointly and severally with all other Subsidiary Guarantors,] to unconditionally guarantee the Company Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article IX of the Second Supplemental Indenture and to be bound by all other applicable provisions of the Indenture.

                  2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This [_________] Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

                  3. Governing Law. THIS [__________] SUPPLEMENTAL INDENTURE AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  4. Trustee Makes No Representation. The recitals contained herein shall be taken as the statements of the Company, the New Subsidiary Guarantors and the Existing Subsidiary Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this [_______] Supplemental Indenture.

                  5. Counterparts. The parties may sign any number of copies of this [______] Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings. The headings of the Articles and Sections of this [_______] Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  7. Effectiveness. This [_______] Supplemental Indenture shall be effective as of the close of business on the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this [________] Supplemental Indenture to be duly executed as of the date first above written.


                                       [NEW SUBSIDIARY GUARANTOR]

                                       By
                                         --------------------------------------
                                         Name:
                                         Title:


                                       THE GREAT ATLANTIC & PACIFIC TEA COMPANY,
                                       INC.[,on behalf of itself and the
                                       Existing Subsidiary Guarantors,]

                                       By
                                         --------------------------------------
                                         Name:
                                         Title:


                                       [[EXISTING SUBSIDIARY GUARANTORS]

                                       By
                                         --------------------------------------
                                         Name:
                                         Title:

                                       JPMORGAN CHASE BANK,
                                       as Trustee

                                       By
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT C

           [FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEE]

                              SUBSIDIARY GUARANTEE

                          9 1/8% Senior Notes due 2011

                                       of

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

         Subject to Section 9.06 of the Second Supplemental Indenture, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the other Company Obligations under the Notes and under the Indenture, and that: (a) the full and punctual payment of principal of, interest on and premium, if any, on, the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and interest on the overdue principal, and interest on any interest, if any, on the Notes, and all other Company Obligations to the Holders and all other Company Obligations to the Trustee hereunder or thereunder shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Company Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

         The obligations of the Subsidiary Guarantors to the Holders of the Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article IX of the Second Supplemental Indenture, and reference is hereby made to such Second Supplemental Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article IX of the Second Supplemental Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in Section 9.05 of the Second Supplemental Indenture.

         This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company Obligations under the Notes and the Indenture, or until released as and to the extent provided in Section 9.05 of the Second Supplemental Indenture, and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not a guarantee of collection.

         Each of the Subsidiary Guarantors hereby agrees that its obligations under the Indenture shall be unconditional, irrespective of the validity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same, the release of any Subsidiary Guarantee of any other Subsidiary Guarantor or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the Company Obligations contained in the Notes and the Indenture. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company Obligations guaranteed hereby may be accelerated as provided in Article VI of the Second Supplemental Indenture for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Company Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Company Obligations as provided in Article VI of the Second Supplemental Indenture, such Company Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Company Obligations under the Notes and the Indenture and (ii) the maximum amount that shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance under applicable law of any relevant jurisdiction; provided that, it shall be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is the amount set forth in clause (ii) above.

         This Subsidiary Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

         Capitalized terms used in this Subsidiary Guarantee have the same meanings given in the Second Supplemental Indenture unless otherwise indicated.

                                       [ANY EXISTING SUBSIDIARY GUARANTORS]

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       [NEW SUBSIDIARY GUARANTOR]

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title: